UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 15, 2024
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2024, Momentus Inc., a Delaware corporation (“Momentus” or the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an investor (the “Investor”) for a private placement of securities (the “Private Placement”).  At the closing of the Private Placement, the Company will issue (i) an aggregate of 5,000,000 shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Stock”), at a purchase price of $0.55 per share of Class A Stock or, in lieu of Class A Stock, at the election of the Investor, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 5,000,000 shares of Class A Stock, at a purchase price of $0.55 per Pre-Funded Warrant less the exercise price per Pre-Funded Warrant, (ii) Class A warrants to purchase 10,000,000 shares of Class A Stock (the “Class A Warrants”), and (iii) Class B warrants to purchase 5,000,000 shares of Class A Stock (the “Class B Warrants” and together with the Class A Warrants, collectively, the “Warrants” and the Warrants together with the Class A Stock and the Pre-Funded Warrants, collectively, the “Securities”).

The Private Placement is expected to close on or about September 17, 2024, subject to the satisfaction of certain customary closing conditions. The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $2.75 million, before deducting estimated placement agent commissions and expenses in connection with the Private Placement, which are payable by the Company.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Investor, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The Company agreed to use the net proceeds from the Private Placement for general corporate purposes, which may include payment to the Company’s independent accounting firm, Frank, Rimerman + Co. LLP, payment to its tax advisors, repayment of principal on the Company’s indebtedness, capital expenditures, and funding its working capital needs, but shall not use such proceeds: (i) for the redemption of any Class A Stock or Common Stock Equivalents (as defined in the Securities Purchase Agreement) or (ii) in violation of the Foreign Corrupt Practices Act of 1977, as amended, or the regulations promulgated by the Office of Foreign Assets Control of the U.S. Treasury Department. The Securities Purchase Agreement is governed by the laws of the State of New York.

The Company also agreed that, from the date of the Securities Purchase Agreement until 30 days after the Effectiveness Date (as defined in the Securities Purchase Agreement) (the “Effective Date”), the Company will not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Class A Stock or Common Stock Equivalents (as defined in the Securities Purchase Agreement) or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement. Further, until the 6-month anniversary of the Effective Date, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Class A Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement), subject to certain limited exceptions set forth in the Securities Purchase Agreement; provided, however, that, after 60 days following the Effective Date, the issuance and sale of shares of Class A Stock in an “at the market” offering shall not be prohibited.

The purchase price of each Pre-Funded Warrant equals the price per share at which shares of our Class A Stock are being sold in the Private Placement minus $0.00001, and the exercise price of each Pre-Funded Warrant equals $0.00001 per share. The Pre-Funded Warrants are exercisable at any time after their original issuance, and will not expire until exercised in full.

The Warrants have an exercise price per share of Class A Stock equal to $0.575 per share. The Class A Warrants will expire March 17, 2029, and the Class B Warrants will expire March 17, 2026. The exercise price and the number of shares of Class A Stock issuable upon exercise of the Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A Stock.  The Investor may not exercise the Warrants until the date that is 6 months after the original issuance date of the Warrants.

The Pre-Funded Warrants to be issued in the Private Placement provide that the Investor will not have the right to exercise any portion of its Pre-Funded Warrants if such exercise would cause (i) the aggregate number of shares of Class A Stock beneficially owned by the Investor (together with its affiliates) to exceed 9.99% of the number of shares of Class A Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the Investor (together with its affiliates) to exceed 9.99% of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

The Warrants to be issued in the Private Placement provide that the Investor will not have the right to exercise any portion of its Warrants if such exercise would cause (i) the aggregate number of shares of Class A Stock beneficially owned by the Investor (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of Class A Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the Investor (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall file a registration statement covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission (the “SEC”) no later than the 30th calendar day following the date of the Registration Rights Agreement, and have the registration statement declared effective by the SEC as promptly as practicable after the filing thereof, but in any event no later than 45th calendar day following the date of the Registration Rights Agreement, or in the event of a “full review” by the SEC, the 90th day following the date of the Registration Rights Agreement.

Upon the occurrence of any Event (as defined in the Registration Rights Agreement), which, among others, prohibits the Investor from reselling the Securities for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period, the Company is obligated to pay to the Investor, on each monthly anniversary of each such Event, an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.5% multiplied by the aggregate subscription amount paid by such Investor pursuant to the Securities Purchase Agreement.

The Company may not file any other registration statements until all Registrable Securities (as defined in the Registration Rights Agreement) are registered pursuant to a registration statement that is declared effective by the SEC, provided that the Company may file amendments to registration statements filed prior to the date of the Registration Rights Agreement so long as no new securities are registered on any such existing registration statements. All fees and expenses incident to the performance of or compliance with the Registration Rights Agreement by the Company will be borne by the Company, whether or not any Registrable Securities (as defined in the Registration Rights Agreement) are sold pursuant to a registration statement.

In connection with the Private Placement, on September 15, 2024, the Company entered into a Placement Agency Agreement with A.G.P./Alliance Global Partners (the “Placement Agent”). As part of its compensation for acting as Placement Agent for the Private Placement, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds and also agreed to issue to the Placement Agent warrants to purchase 500,000 shares of Class A Stock (the “Placement Agent Warrants”) at an exercise price of $0.6325, which are exercisable immediately. One half of the Placement Agent Warrants have a term of eighteen months from September 15, 2024, and the other half of the Placement Agent Warrants have a term of five years from September 15, 2024. The Placement Agent Warrants, and the common shares issuable upon exercise thereof, will be issued in reliance on the exemption from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended.

The above summary of the Private Placement, the Pre-Funded Warrants, the Class A Warrants, the Class B Warrants, the Securities Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such applicable agreements, copies of which are attached as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Class A Stock discussed herein, nor shall there be any offer, solicitation, or sale of Class A Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K related to the Securities is hereby incorporated by reference into this Item 3.02. The Securities were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(c) of Regulation D promulgated under the Securities Act as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Item 7.01	Regulation FD Disclosure.

On September 16, 2024, Momentus issued a press release announcing the pricing of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This information and the information contained in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Form of Pre-Funded Warrant
4.2	Form of Class A Warrant
4.3	Form of Class B Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated September 16, 2024, issued by Momentus Inc. announcing the pricing of the Private Placement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Paul Ney
		Name:	Paul Ney
Dated:	September 16, 2024	Title:	Chief Legal Officer